Exhibit 3.2

DORMAN PRODUCTS, INC.

AMENDED AND RESTATED

BY-LAWS

DORMAN PRODUCTS, INC.

TABLE OF CONTENTS

Page

ARTICLE I	OFFICES1
Section 1.1	Registered Office1
ARTICLE II	MEETINGS OF SHAREHOLDERS1
Section 2.1	Place of Meetings of Shareholders1
Section 2.2	Annual Meeting of Shareholders1
Section 2.3	Special Meetings of Shareholders1
Section 2.4	Notices of Meetings of Shareholders2
Section 2.5	Quorum of and Action by Shareholders2
Section 2.6	Adjournments3
Section 2.7	Voting List, Voting and Proxies3
Section 2.8	Participation in Meetings by Conference Telephone or Other Electronic Technology4
Section 2.9	Notice of Shareholder Proposals4
Section 2.10	Notice of Nominations for Directors8
Section 2.11	Conduct of Meetings12
ARTICLE III	BOARD OF DIRECTORS13
Section 3.1	General13
Section 3.2	Place of Meetings14
Section 3.3	Regular Meetings15
Section 3.4	Special Meetings15
Section 3.5	Participation in Meetings by Conference Telephone or Other Electronic Technology15
Section 3.6	Notices of Meetings of Board of Directors15
Section 3.7	Quorum; Action by the Board of Directors15
Section 3.8	Informal Action by the Board of Directors15
Section 3.9	Committees16
Section 3.10	Powers and Duties of the Chairman of the Board and Vice Chairman of the Board16
ARTICLE IV	OFFICERS17
Section 4.1	Election and Office17
Section 4.2	Term17
Section 4.3	Powers and Duties of the President17
Section 4.4	Powers and Duties of the Secretary17
Section 4.5	Powers and Duties of the Treasurer18
Section 4.6	Powers and Duties of Vice Presidents and Assistant Officers18
Section 4.7	Delegation of Office18
Section 4.8	Removal and Vacancies18

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ARTICLE V	CAPITAL STOCK18
Section 5.1	Share Certificates18
Section 5.2	Transfer of Shares19
Section 5.3	Determination of Shareholders of Record19
Section 5.4	Lost Share Certificates20
Section 5.5	Uncertificated Shares20
ARTICLE VI	NOTICES - COMPUTING TIME PERIODS21
Section 6.1	Contents of Notice21
Section 6.2	Method of Notice21
Section 6.3	Computing Time Periods21
Section 6.4	Waiver of Notice22
Section 6.5	Compliance with Law22
Section 6.6	Shareholders without Forwarding Addresses22
ARTICLE VII	LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS22
Section 7.1	Indemnification and Insurance22
Section 7.2	Amendment25
Section 7.3	Changes in Pennsylvania Law25
ARTICLE VIII	FISCAL YEAR26
Section 8.1	Determination of Fiscal Year26
ARTICLE IX	AMENDMENTS26
Section 9.1	Except as otherwise expressly provided in Section 7-3:26
ARTICLE X	INTERPRETATION OF BY-LAWS -- SEPARABILITY -- DEFINITIONS26
Section 10.1	Interpretation26
Section 10.2	Separability26
Section 10.3	Definitions26
ARTICLE XI	DETERMINATIONS BY THE BOARD27
Section 11.1	Effect of Board Determinations27

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DORMAN PRODUCTS, INC.

AMENDED AND RESTATED BY-LAWS

These Amended and Restated By-laws (“By-laws”) are supplemental to the Pennsylvania Business Corporation Law of 1988 (“Pennsylvania BCL”) as the same shall from time to time be in effect.

ARTICLE I OFFICES

Section 1.1Registered Office.  The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board shall determine from time to time.

ARTICLE II MEETINGS OF SHAREHOLDERS

Section 2.1Place of Meetings of Shareholders.  Meetings of shareholders shall be held at such geographic locations, within or without the Commonwealth of Pennsylvania as may be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may determine, in their sole discretion, to hold a virtual meeting of shareholders by means of any electronic communications technology, including the Internet, in addition to or instead of a meeting at a particular geographic location, to the fullest extent now or hereafter permitted by the Pennsylvania BCL.  If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation.

Section 2.2Annual Meeting of Shareholders.

(a)Time.  A meeting of the shareholders of the Corporation shall be held in each calendar year, at such time as the Board of Directors may determine.  If the annual meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

(b)Election of Directors.  At such annual meeting, there shall be held an election of Directors.

Section 2.3Special Meetings of Shareholders.  Except as expressly required by law, special meetings of the shareholders may be called at any time only by:

(a)the Chairman of the Board, if any, if such officer is serving as the chief executive officer of the Corporation, and otherwise the President of the Corporation; or

(b)the Board of Directors.

Upon the written request of any person who has called a special meeting and is entitled to do so under these By-laws or applicable law, which request specifies the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and place of such meeting, which shall be held no more than 60 days after the receipt of such request, and to give due notice thereof as required by Section 2-4 hereof.  If the Secretary neglects or refuses to fix the time and place of such meeting, the person or persons calling the meeting may do so.  Unless the Pennsylvania BCL requires otherwise, this Section 2-3 may not be amended, repealed or altered, and no other By-law may be adopted inconsistent with this Section 2-3, without the affirmative vote of the shareholders owning at least two-thirds of all shares outstanding and entitled to vote, in person or by proxy, at any annual or special meeting of shareholders of the Corporation.

Section 2.4Notices of Meetings of Shareholders.  Written notice, complying with Article VI of these By-laws, stating the place and time and, in the case of special meetings, the general nature of the business to be transacted at any meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting, except as provided in the Pennsylvania BCL, at least 10 days prior to the day named for the meeting.  Such notices may be given by, or at the direction of, the Secretary or other authorized person.  If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 2.5Quorum of and Action by Shareholders.

(a)General Rule.  Except as provided in subsections (c), (d) and (e) of this Section 2-5, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter.

(b)Action by Shareholders.  Whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, except as otherwise specifically provided by law, the Articles or these By-laws, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.  Unless the Pennsylvania BCL permits otherwise, this Section 2-5(b) may be modified only by a By-law amendment adopted by the shareholders.

(c)Withdrawal.  The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(d)Election of Directors at Adjourned Meetings.  In the case of any meeting called for the election of Directors, those shareholders who attend a meeting called for the election of Directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors.

(e)Conduct of Other Business at Adjourned Meetings.  Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 2.6Adjournments.

(a)General Rule.  Adjournments of any regular or special meeting of shareholders, including one at which directors are to be elected, may be taken for such periods as the shareholders present and entitled to vote shall direct.

(b)Lack of Quorum.  If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the Pennsylvania BCL, adjourn the meeting to such time and place as they may determine.

(c)Notice of an Adjourned Meeting.  When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

Section 2.7Voting List, Voting and Proxies.

(a)Voting List.  The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

(b)Voting.  Except as otherwise specifically provided by law, the Articles or these By-laws, all matters coming before the meeting shall be determined by a vote of shares and any matter to be so determined shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

(c)Proxies.  At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy.  Every proxy shall be executed or authenticated in accordance with the Pennsylvania BCL by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation.  A proxy, unless coupled with an interest (as defined in the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given in accordance with the Pennsylvania BCL to the Secretary of the Corporation.  An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

(d)Judges of Election.  In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in the Pennsylvania BCL, to act at the meeting or any adjournment thereof.  If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting.  In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer.  A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election.  Unless the Pennsylvania BCL permits otherwise, this Section 2-7(d) may be modified only by a By-law amendment adopted by the shareholders.

(e)No Consents in Lieu of a Meeting.  No action of the shareholders shall be taken by either unanimous consent or partial written consent or other consent in lieu of a meeting.  Unless the Pennsylvania BCL requires otherwise, this Section 2-7(e) may not be amended, repealed or altered, and no other By-law may be adopted inconsistent with this Section 2-7(e), without the affirmative vote of the shareholders owning at least two-thirds of all shares outstanding and entitled to vote, in person or by proxy, at any annual or special meeting of shareholders of the Corporation.

Section 2.8Participation in Meetings by Conference Telephone or Other Electronic Technology.  The Board may permit by resolution with respect to a particular meeting of the shareholders, or the presiding officer of such meeting may permit, that the presence or participation, including voting and taking other action, at a meeting of shareholders by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, the shareholder.  Unless the Board, or the presiding officer of such meeting, so permits, no person may so participate in a meeting of the shareholders by means of conference telephone or other electronic means.

Section 2.9Notice of Shareholder Proposals.

(a)At any annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting.  To be properly brought before an annual or special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly and timely brought before the meeting by any shareholder of the Corporation in compliance with the notice procedures and other provisions of this Section 2-9.

(b)For business to be properly brought before an annual or special meeting by a shareholder, such business must be a proper subject for shareholder action under the Pennsylvania BCL and other applicable law, as determined by the Chairman of the Board or such other person as is presiding over the meeting, and such shareholder (i) must be a shareholder of record on the date of the giving of the notice provided for in this Section 2-9 and on the record date for the determination of shareholders entitled to vote at such annual or special meeting, (ii) must be entitled to vote at such annual or special meeting, and (iii) must comply with the notice procedures set forth in this Section 2-9.  In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

(c)For an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the shareholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d)For a special meeting of shareholders, to be timely, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the date of such special meeting or, if the first public disclosure of the date of such special meeting is less than one hundred (100) calendar days prior to the date of such special meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such special meeting is first made by the Corporation.  In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(e)To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing, as to each matter the shareholder proposes to bring before the meeting, the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration; (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such shareholder and the name and address of any Shareholder Associated Person (as defined below); (iii) (A) the number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or any Shareholder Associated Person and any other direct or indirect right held by such shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote any securities of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise pursuant to which each such shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by the Corporation (a “Short Interest”), indirectly or directly held by such shareholder or any Shareholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person that are separated or separable from the underlying securities of the Corporation, (F) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such shareholder and/or any Shareholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such shareholder; (v) any material interest of such shareholder or any Shareholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such shareholder or any Shareholder Associated Person therefrom; (vi) a representation from such shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (Y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (Z) otherwise to solicit proxies from shareholders in support of such proposal; (vii) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such shareholder intends to vote such stock at such meeting, and that such shareholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these By-laws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such shareholder, regarding the shareholder in his or her capacity as a proponent of a shareholder proposal, or regarding any Shareholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.  For purposes of these By-laws, a “Shareholder Associated Person” shall mean with respect to any shareholder (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of securities of the Corporation owned of record or beneficially by such shareholder, and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(f)If the information submitted pursuant to this Section 2-9 by any shareholder proposing business for consideration at an annual or special meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2-9.  Upon written request by the Secretary, the Board or any committee thereof, any shareholder proposing business for consideration at an annual or special meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2-9.  If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2-9.

(g)For purposes of these By-laws, “public disclosure” shall be deemed to include a disclosure made in a (A) press release reported by the Dow Jones News Service, Reuters Information Service, Associated Press or any comparable or successor national news wire service, or (B) in a document filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

(h)No business (other than nominations of persons for election to the Board which shall be made in accordance with the procedures set forth in Section 2-10 of these By-laws) shall be conducted at the annual or special meeting of shareholders except business brought before the annual or special meeting in accordance with the procedures set forth in this Section 2-9.

(i)Except as otherwise required by the Pennsylvania BCL and other applicable law, the Articles or these By-laws, the Chairman of the Board or other person presiding at an annual or special meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the annual or special meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 2-9, including whether the shareholder or any Shareholder Associated Person on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by this Section 2-9, and (ii) if any proposed business was not brought in compliance with this Section 2-9, to declare that such proposal is defective and shall be disregarded.

(j)In addition to the provisions of this Section 2-9, a shareholder shall also comply with all applicable requirements of the Pennsylvania BCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to shareholder proposals to be considered pursuant to Section 2-9(a)(iii) of these By-laws.

(k)Nothing in this Section 2-9 shall be deemed to affect any rights of shareholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(l)Notwithstanding anything in this Section 2-9 to the contrary, a shareholder intending to nominate one or more persons for election as a director at any meeting of shareholders must comply with Section 2-10 of these By-laws for any such nomination to be properly brought before such meeting.

Section 2.10Notice of Nominations for Directors.

(a)Annual Meetings of Shareholders.

(i)Nominations of persons for election to the Board at an annual meeting of shareholders may be made (A) by or at the direction of the Board or a committee appointed by the Board, or (B) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2-10(a), on the record date for the determination of the shareholders entitled to vote at such annual meeting of shareholders and at the time of such annual meeting of shareholders, (ii) who is entitled to vote at the annual meeting of shareholders, and (iii) who complies with the notice procedures set forth in this Section 2-10(a) as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(ii)For a shareholder’s notice of nomination of persons for election to the Board at an annual meeting of shareholders to be brought before an annual meeting by a shareholder pursuant to Section 2-10(a)(i)(B) of these By-laws, the shareholder must have given timely notice thereof, in proper written form, to the Secretary.  To be considered timely, a shareholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the shareholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice of nomination to the Secretary (whether given pursuant to this Section 2-10(a) or Section 2-10(b) of these By-laws) shall set forth in writing the following: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any Shareholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) a statement as to whether such person, if elected, intends to comply with all applicable corporate governance and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director, including, without limitation, the director resignation provisions set forth in the Corporation’s Corporate Governance Guidelines; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, as they appear on the Corporation’s stock ledger, and the name and address of any Shareholder Associated Person; (ii) (A) the number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or any Shareholder Associated Person and any other direct or indirect right held by such shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest directly or indirectly held by such shareholder or any Shareholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such shareholder; (iv) any material interest of such shareholder or any Shareholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom; (v) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies from shareholders in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder or such Shareholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.  In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(iii)Notwithstanding anything in this Section 2-10 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a shareholder’s notice required by this Section 2-10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(b)Special Meetings of Stockholders.  Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this Section 2-10(b), (B) is a shareholder of record on the record date for the determination of the shareholders entitled to vote at such meeting, (C) is a shareholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this Section 2-10(b) as to such nomination.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the proper form of shareholder’s notice required by Section 2-10(a)(ii) of these By-laws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such special meeting or, if the first public disclosure made by the Corporation of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)General.

(i)If the information submitted pursuant to this Section 2-10 by any shareholder proposing a nominee for election as a director at a meeting of shareholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2-10.  Upon written request by the Secretary, the Board or any committee thereof, any shareholder proposing a nominee for election as a director at a meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2-10.  If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2-10.

(ii)Notwithstanding anything in these By-laws to the contrary, no person shall be eligible for election as a director of the Corporation at any meeting of shareholders unless nominated in accordance with the procedures set forth in this Section 2-10.

(iii)Notwithstanding anything in these By-laws to the contrary, if a shareholder who has submitted a written notice of intention to propose a nominee for election as a director at a meeting of shareholders (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iv)Except as otherwise required by the Pennsylvania BCL and other applicable law, the Articles or these By-laws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (A) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2-10, including whether the shareholder or any Shareholder Associated Person on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the election of such shareholder’s nominee(s) in compliance with such shareholder’s representation as required by this Section 2¬10, and (B) if any proposed nomination was not made in compliance with this Section 2-10, to declare that such nomination is defective and shall be disregarded.

(v)In addition to the provisions of this Section 2-10, a shareholder shall also comply with all applicable requirements of the Pennsylvania BCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements for nominations by shareholders to be considered pursuant to Section 2-10(a) or Section 2-10(b) of these By-laws.

Section 2.11Conduct of Meetings.  The Chairman of the Board shall preside at all shareholders’ meetings.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board shall preside.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting.  In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary shall record the minutes of the meeting.  To the maximum extent permitted by law, the Board of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting.  Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (ix) adjourning the meeting to a later date, time and place announced at the meeting by the chairman; and (x) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III BOARD OF DIRECTORS

Section 3.1General.

(a)General Powers.  Except as otherwise provided by law and these By-laws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.  The Board of Directors may appoint a Chairman and one or more Vice-Chairmen from among its members.  Unless the Pennsylvania BCL permits otherwise, this Section 3-1(a) may be modified only by a By-law amendment adopted by the shareholders.

(b)Number.  The Board of Directors shall consist of between 2 and 9 members as determined by the Board of Directors from time to time.  Unless the Pennsylvania BCL requires otherwise, this Section 3-1(b) may not be amended, repealed or altered, and no other By-law may be adopted inconsistent with this Section 3-1(b), without the affirmative vote of the shareholders owning at least two-thirds of all shares outstanding and entitled to vote, in person or by proxy, at any annual or special meeting of shareholders of the Corporation.

(c)Vacancies.  Each Director shall hold office until the expiration of the term for which he was selected and until his successor has been selected and qualified or until his earlier death, resignation or removal.  Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board (though less than a quorum) or by a sole remaining Director, and each person so selected shall be a Director to serve for the balance of the unexpired term and thereafter until his successor has been selected and qualified, except in the event of his earlier death, resignation or removal.  Unless the Pennsylvania BCL requires otherwise, this Section 3-1(c) may not be amended, repealed or altered, and no other By-law may be adopted inconsistent with this Section 3-1(c), without the affirmative vote of the shareholders owning at least two-thirds of all shares outstanding and entitled to vote, in person or by proxy, at any annual or special meeting of shareholders of the Corporation.

(d)Removal by the Shareholders.  The entire Board of Directors or any individual Director may be removed from office for cause by vote of the shareholders entitled to vote thereon.  An individual Director shall not be removed (unless the entire board is removed) from the Board if shareholders are entitled to vote cumulatively for the Board or a class of the Board and if votes are cast against the resolution for his removal which, if cumulatively voted at an annual or other regular election of Directors, would be sufficient to elect one or more Directors to the Board.  Unless the Pennsylvania BCL permits otherwise, this Section 3-1(d) may be modified only by a By-law amendment adopted by the shareholders.

(e)Removal by the Board.  The Board of Directors may declare vacant the office of a Director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the Director does not accept the office either in writing or by attending a meeting of the Board of Directors.

(f)Qualification.  A Director must be a natural person at least 18 years of age.

(g)Definition of “Cause.” For purposes of this Section 3-1, “cause” shall mean (i) a final conviction of a felony involving moral turpitude and which is subject to imprisonment for more than one year, or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation.  For purposes of this definition of “cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any affiliate of the Corporation.  “Cause” shall not exist unless and until the Corporation has delivered to the director a written notice of the director’s failure to act that constitutes “cause” and, if cure is possible, such director shall not have cured such act or omission within ninety (90) days after the delivery of such notice.

Section 3.2Place of Meetings.  Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the Directors may appoint from time to time or as may be designated in the notice of the meeting.

Section 3.3Regular Meetings.  A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the Directors in office after the annual meeting of shareholders may designate.  At such meeting, the Board of Directors shall elect officers of the Corporation.  In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place and time of other regular meetings of the Board.

Section 3.4Special Meetings.  Special meetings of the Board of Directors shall be held whenever ordered (i) by the Chairman of the Board, if any, (ii) by the President, (iii) by a majority of the executive committee, if any, or (iv) by a majority of the Directors in office.

Section 3.5Participation in Meetings by Conference Telephone or Other Electronic Technology.  Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were he or she personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

Section 3.6Notices of Meetings of Board of Directors.

(a)Regular Meetings.  No notice shall be required to be given of any regular meeting, unless the same is held at other than the place or time for holding such meeting as fixed in accordance with Section 3-3 of these By-laws, in which event notice shall be given, as provided in Article VI, at least one (1) day in advance of the time fixed for the meeting, specifying the place and time of such meeting.

(b)Special Meetings.  Written notice stating the place and time of any special meeting of the Board of Directors shall be sufficient if given, as provided in Article VI, at least one (1) day in advance of the time fixed for the meeting.

Section 3.7Quorum; Action by the Board of Directors.  A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.  If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3.8Informal Action by the Board of Directors.  Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation.  In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.

Section 3.9Committees.

(a)Establishment and Powers.  The Board of Directors of the Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation.  Any committee, to the extent provided in the resolution of the Board of Directors or in the By-laws or as otherwise set forth in a committee charter approved by the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

(i)The submission to shareholders of any action requiring approval of shareholders by the Pennsylvania BCL;

(ii)The creation or filling of vacancies in the Board of Directors;

(iii)The adoption, amendment or repeal of the By-laws;

(iv)The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; or

(v)Action on matters committed by the By-laws or resolution of the Board of Directors to another committee of the Board of Directors.

(b)Alternate Members.  The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

(c)Term.  Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

(d)Status of Committee Action.  The term “Board of Directors” or “Board,” when used in any provision of these By-laws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors.  Any provision of these By-laws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee.

Section 3.10Powers and Duties of the Chairman of the Board and Vice Chairman of the Board.  Unless otherwise determined by the Board of Directors, the Chairman of the Board,

if any, shall preside at all meetings of Directors.  The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to the Chairman by the Board of Directors.  The Vice Chairmen of the Board, if any, shall have such powers and perform such duties as the Chairman of the Board or the Board of Directors shall assign.  The Chairman of the Board shall be the superior officer of the Vice Chairmen.  To be eligible to serve, the Chairman of the Board or Vice Chairman must be a Director of the Corporation.

ARTICLE IV OFFICERS

Section 4.1Election and Office.  The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors.  The Board of Directors may elect as additional officers including, one or more Vice Presidents, and one or more other officers or assistant officers.  Any number of offices may be held by the same person.  The President and the Secretary shall be natural persons of the age of 18 years or older.  The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.

Section 4.2Term.  The officers and assistant officers shall each serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of shareholders, unless removed from office by the Board of Directors during their respective tenures.  Officers may, but need not, be Directors.

Section 4.3Powers and Duties of the President.  Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation.  The President shall be the chief executive officer of the Corporation unless the Chairman of the Board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation.  In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present and, unless there is a Chairman of the Board, shall preside at all meetings of the Board of Directors.  The President shall also have such other powers and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.  The President shall also have the right to delegate such power.

Section 4.4Powers and Duties of the Secretary.  Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation.  The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors.  The minute books of the Corporation may be held by a person other than the Secretary.

Section 4.5Powers and Duties of the Treasurer.  Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer’s hands.  When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation.  The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct.  The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation.  Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation.  The Treasurer shall have such other powers and shall perform such other duties as may be assigned to such officer from time to time by the Board of Directors.  The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

Section 4.6Powers and Duties of Vice Presidents and Assistant Officers.  Unless otherwise determined by the Board of Directors, each Vice Chairman, Vice President and each assistant officer shall have such powers and perform such duties of his or her respective superior officer as may be delegated to him or her by such superior officer.  Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors.  Vice Presidents may be designated as having responsibility for a specific area of the Corporation’s affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area.  The President shall be the superior officer of the Vice Presidents.  The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4.7Delegation of Office.  The Board of Directors may delegate or reallocate the powers or duties of any officer of the Corporation to or among any other person or persons from time to time.

Section 4.8Removal and Vacancies.  The Board of Directors shall have the power to remove any officer from office at any time for any reason, and to fill any vacancies in any office occurring for any reason.

ARTICLE V CAPITAL STOCK

Section 5.1Share Certificates.

(a)Execution.  Except as otherwise provided in Section 5-5, the shares of the Corporation shall be represented by certificates.  Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.  In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.  The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

(b)Designations, etc.  To the extent that the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

(c)Fractional Shares.  Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation’s Board of Directors, but not by any other person.

Section 5.2Transfer of Shares.  Transfer of shares shall be made on the books of the Corporation only upon surrender of the certificate or certificates representing such shares, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate or certificates shall be cancelled at the time of the transfer.

Section 5.3Determination of Shareholders of Record.

(a)Fixing Record Date.  The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.  The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)Determination when No Record Date Fixed.  If a record date is not fixed:

(i)The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii)The record date for determining shareholders entitled to dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first dissent is filed with the Secretary of the Corporation.

(iii)The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)Certification by Nominee.  The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.  The resolution of the Board of Directors may set forth:

(i)the classification of shareholder who may certify;

(ii)the purpose or purposes for which the certification may be made;

(iii)the form of certification and information to be contained therein;

(iv)if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

(v)such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 5.4Lost Share Certificates.  Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation.  Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefore and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 5.5Uncertificated Shares.  Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.  Notwithstanding anything herein to the contrary, the provisions of Section 5-2 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE VI NOTICES - COMPUTING TIME PERIODS

Section 6.1Contents of Notice.  Whenever any notice of a meeting is required to be given pursuant to these By-laws or otherwise, the notice shall specify the place and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the By-laws, the general nature of the business to be transacted at such meeting; and any other information required by law.

Section 6.2Method of Notice.  Any notice required to be given to any person under the provisions of these By-laws or otherwise may be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s address appearing on the books of the Corporation or, in the case of Directors, supplied by such Director to the Corporation for the purpose of notice.  If the notice is sent by mail, or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail with a courier service for delivery to that person; or (ii) by facsimile transmission, e-mail or other electronic communication to his facsimile number or address for e-mail or other electronic communications supplied by him to the Corporation for the purpose of notice.  Notice by facsimile, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent.  Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.  The provisions of this Section 6-2 are subject to the provision of Section 6-3(b) with respect to one day notice.

Section 6.3Computing Time Periods.

(a)Days to be Counted.  In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or a holiday on which national banks are or may elect to be closed (“Holiday”); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday.  In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b)One Day Notice.  In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance by delivery in person, or by electronic communication, or at least 48 hours in advance if given by courier service.

Section 6.4Waiver of Notice.  Whenever any notice is required to be given by law (including the provisions of the Pennsylvania BCL) or the Articles or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.  Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 6.5Compliance with Law.  Whenever any notice or communication is required to be given to any person under the provisions of the Pennsylvania BCL or by the Articles, these By-laws, the terms of any agreement or other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

Section 6.6Shareholders without Forwarding Addresses.  Notices or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address.  Whenever such a shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to such shareholder in the same manner as to other shareholders.

ARTICLE VII LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7.1Indemnification and Insurance.

(a)Mandatory Indemnification.  The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, reasonable attorneys’ and investigation fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 7-1(c) hereof.  A director or officer of the Corporation entitled to indemnification under this Section 7-1(a) is hereafter called a “person covered by Section 7-1(a) hereof.”

(b)Expenses.  Expenses incurred by a person covered by Section 7-1(a) hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 7-1(c).

(c)Exceptions.  No indemnification under Section 7-1(a) or advancement or reimbursement of expenses under Section 7-1(b) shall be provided to a person covered by Section 7-1(a) hereof: (i) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the director or officer derived an improper personal benefit; (iii) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (iv) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld.  The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 7-1(a) or advancement or reimbursement of expenses under Section 7-1(b), but any such additional exception shall not apply with respect to any event, act or omission which occurred prior to the date that the Board of Directors in fact adopts such resolution.  Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

(d)Continuation of Rights.  The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a member, director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

(e)General Provisions.

(i)The term “to the fullest extent permitted by applicable law”, as used in this Article VII shall mean the maximum extent permitted by public policy, common law or statute.  Any person covered by Section 7-1(a) hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option; (i) on the basis of the applicable law on the date this Section was approved by the shareholders; or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

(ii)The right of a person covered by Section 7-1(a) hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 7-1(b) (A) may be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person; (B) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof; and (C) shall continue to exist after the rescission or restrictive modification (as determined by such person) of any provision of this Article VII with respect to events, acts and omissions occurring before such rescission or restrictive modification is adopted.

(iii)If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary lending bank) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys’ and investigation fees and costs) of prosecuting such claim.  Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

(iv)The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

(v)Nothing contained in this Article VII shall be construed to limit the rights and powers the Corporation possesses under Chapter 17, Subchapter D of the Pennsylvania BCL or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

(vi)The provisions of this Article VII may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 7-1(a) hereof by a written agreement signed by the Corporation and such person.

(vii)The Corporation shall have the right to appoint the attorney for a person covered by Section 7-1(a) hereof, provided such appointment is not unreasonable under the circumstances.

(f)Optional Indemnification.  The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by Section 7-1(a) or (b).

(g)Insurance.  The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law.  The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(h)Fund For Payment of Expenses.  The Corporation may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or Directors, or otherwise.

Section 7.2Amendment.  The provisions of this Article VII relating to the limitation of Directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section.  Notwithstanding any other provision of these By-laws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these By-laws, no repeal or amendment of these By-laws shall affect any or all of this Article so as either to reduce the limitation of Directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of the shareholders owning at least two-thirds of all shares outstanding and entitled to vote, in person or by proxy, at an annual or special meeting of shareholders of the Corporation; provided, that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 7.3Changes in Pennsylvania Law.  References in this Article VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII FISCAL YEAR

Section 8.1Determination of Fiscal Year.  The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation.  If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX AMENDMENTS

Section 9.1Except as otherwise expressly provided in Section 7-3:

(a)Shareholders.  The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these By-laws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose.  In the case of a meeting of shareholders to amend or repeal these By-laws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-laws.

(b)Board of Directors.  The Board of Directors (but not a committee thereof), by a vote of the majority of Directors then in office, shall have the power to alter, amend, and repeal these By-laws, regardless of whether the shareholders have previously adopted the By-law being amended or repealed, subject to the power of the shareholders to change such action; provided, that the Board of Directors shall not have the power to amend these By-laws on any subject that is expressly committed to the shareholders by the express terms of the Pennsylvania BCL, the Articles or these By-laws.

ARTICLE X INTERPRETATION OF BY-LAWS -- SEPARABILITY -- DEFINITIONS

Section 10.1Interpretation.  All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the Pennsylvania BCL.

Section 10.2Separability.  The provisions of these By-laws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 10.3Definitions.  For purposes of these By-laws:

(a)the “Articles” means the Articles of Incorporation;

(b)the “Board” means the Board of Directors; and

(c)the “Pennsylvania BCL” means the Pennsylvania Business Corporation Law of 1988, as amended.

ARTICLE XI DETERMINATIONS BY THE BOARD

Section 11.1Effect of Board Determinations.  Any determination involving interpretation or application of these By-laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

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